Exhibit 10.04

Continuing Pledge Of Collateral Mortgage Note

Dated as of February 28, 2012

Pledge. To induce JPMorgan Chase Bank, N.A., whose mailing address is 201 St. Charles Avenue, New Orleans, LA 70170 (the "Bank"), to make, acquire or permit Blackwater Georgia, L.L.C. to incur the Liabilities, as defined below, to the Bank, and because the undersigned (the "Pledgor") has determined that executing this Pledge is in its interest and to its financial benefit, the Pledgor pledges and transfers to the Bank, and grants the Bank and its successors and assigns a continuing security interest in the property listed below under the heading "Schedule of Collateral" (the "Collateral"). This security interest shall secure all Liabilities and includes principal, interest, expenses, reasonable attorneys' fees, and all other costs of collection. The Pledgor agrees to hold the Bank harmless from any liability caused by its reliance on this Pledge.

SCHEDULE OF COLLATERAL. The Pledgor's Collateral Mortgage Note dated December 23, 2008 in the principal amount of $7,000,000.00 payable to the order of BEARER on demand, and bearing interest at the rate of 12.00% per annum from date until paid, which Collateral Mortgage Note is paraphed "Ne Varietur" for identification with and secured by a Collateral Mortgage. Assignment of Leases and Rents and Security Agreement of the same date.

Borrower. The term "Borrower" in this Pledge means Blackwater Georgia, L.L.C.

Liabilities. The term "Liabilities" in this Pledge means all debts, obligations, indebtedness and liabilities of every kind and character of the Borrower whether individual, joint and several (solidary), contingent or otherwise, now or hereafter existing in favor of the Bank including without limitation, all liabilities. interest, costs and fees, arising under or from any note, open account, overdraft, credit card, lease, Rate Management Transaction, letter of credit application, endorsement, surety agreement, guaranty, acceptance, foreign exchange contract or depository service contract, whether payable to the Bank or to a third party and subsequently acquired by the Bank, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings. regardless of whether allowed or allowable in such proceeding, and all renewals, extensions. modifications, consolidations, rearrangements. restatements, replacements or substitutions of any of the foregoing. The term "Rate Management Transaction" in this Pledge means any transaction (including an agreement with respect thereto) that is a rate swap. basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

Related Documents. The term "Related Documents" means all loan agreements, credit agreements, reimbursement agreements. security agreements, mortgages, deeds of trust, pledge agreements, assignments. guaranties, or any other instrument or document executed in connection with this Pledge or in connection with any of the Liabilities. The terms of all Related Documents are incorporated by reference and made a part of this Pledge.

Warranties and Covenants. The Pledgor warrants it owns the Collateral free and clear of any liens. The Pledgor will not attempt to sell or assign the Collateral or create any lien or claim against it. The Pledgor agrees to reimburse the Bank, on demand, for any amounts paid or advanced by the Bank for the purpose of preserving all or any part of the Collateral. The Bank shall exercise reasonable care in the preservation of the Collateral to the extent required by applicable statute.

Instructions Regarding the Collateral. The Bank may act upon an instructions given by the Pledgor whether in writing or not, with regard to additions or substitutions or sale or other disposition of the Collateral and its proceeds. The Pledgor agrees that any additions to, substitutions for or proceeds of the Collateral that it receives will be held for the Bank's benefit and turned over to the Bank. In furtherance of the Bank's rights under this Pledge, the Pledgor irrevocably appoints the Bank as its 'attorney-in-fact, with full power of substitution. Additionally, if permitted by applicable law, the Pledgor further authorizes the Bank to take whatever actions and execute any agreement, instrument or document including, without limitation, Uniform Commercial Code financing statements or similar records, which the Bank deems reasonably necessary or desirable to accomplish the purposes of this Pledge.

Continued Reliance. The Bank may continue to make loans or extend credit to the Borrower based on this Pledge until it receives written notice of termination from the Pledgor. That notice shall be effective at the opening of the Bank for business on the third business day after receipt of the notice. The termination will not affect any of the rights given to the Bank in this Pledge with respect to any of the Liabilities that were created, acquired, assumed or committed to prior to the effective date of the termination, and all subsequent renewals, extensions, modifications and amendments of the Liabilities. Upon receipt of the notice, the Bank does not have to take any action against the Borrower or the Collateral in order to maintain its rights. If this Pledge secures the Liabilities of the Pledgor only, this Pledge is not terminable until all Liabilities of the Pledgor to the Bank are paid in full.

Default; Remedies. If the Pledgor or the Borrower fails to pay any of the Liabilities when due, or otherwise defaults under the terms of any of the Related Documents, or if the Pledgor fails to observe or perform any term of this Pledge, or if any representation or warranty of the Pledgor contained in this Pledge or any other Related Documents is untrue in any material respect, then the Bank shall have all of the rights and remedies provided by any law to liquidate or foreclose on and sell the Collateral, including but not limited to the rights and remedies of a secured party under the Louisiana Commercial Laws (the "Uniform Commercial Code"). These rights and remedies shall be cumulative and not exclusive. The proceeds of any sale shall be applied first to costs, then toward payment of the Liabilities in any order of application, whether or not the Liabilities have been declared to be due and owing; provided that, to the extent any Liabilities consist of extensions of credit by the issuance of letters of credit or other like obligations of the Bank to third parties which have not been utilized, such proceeds shall be held by the Bank in a cash collateral account as security for the Liabilities.

Waivers. The Pledgor waives any rights it may have to receive notice of any of the following matters before the Bank enforces any of its rights: (a) the Bank's acceptance of this Pledge; (b) any credit that the Bank extends to the Pledgor or the Borrower; (c) the Pledgor or the Borrower's default; (d) any demand; or (e) any action that the Bank takes regarding anyone else, any collateral, or any Liability, which it might be entitled to take by law or under any other agreement. No modification or waiver of this Pledge is effective unless it is in writing and signed by the party against whom it is being enforced. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. The Bank shall not be obligated to take any action in connection with any of the Co I lateral.

Representation by Pledgor. Each Pledgor represents that: (a) the execution and delivery of this Pledge and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) this Pledge is a valid and binding agreement, enforceable according to its terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Pledgor, other than a natural person, further represents that: (a) it is duly organized. validly existing and in good standing under the laws of the state where it is organized and in good standing in each state where it is doing business; and (b) the execution and delivery of this Pledge and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body; and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, regulations, operating agreement, partnership agreement or any document or other agreement governing its affairs.

Notice. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand: (b) by a nationally recognized overnight courier service; or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand; (b) on the Delivery Day after the day of deposit with a nationally recognized courier service; or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision. Notwithstanding the foregoing, notice of termination of this Pledge is effective only if made in accordance with the paragraph above labeled "Continued Reliance".

Continuing Pledge of Collateral. The Pledgor may, from time to time, one or more times. enter into additional pledge agreements or acknowledgements of this Pledge with the Bank under which the Pledgor may undertake to grant a continuing security interest in the same Collateral. The Pledgor acknowledges and agrees that the execution of such security agreements, including any pledge agreements now in effect, will not have the effect of canceling, novating. or otherwise modifying this Pledge or any other pledge agreement. it being the Pledgor's intent that all such pledge agreements (including this Pledge) shall be cumulative in nature and shall each and all remain in full force and effect until expressly canceled by the Bank in a written cancellation instrument.

Prescription. The Pledgor acknowledges and reaffirms the debt represented by the Collateral, and specifically interrupts and renounces the effect of any prescriptive period that may have commenced or run with respect to the Collateral.

Joint and Several Pledge. If more than one person or entity signs as the Pledger, their obligations are joint and several (solidary) and their agreements, representations, warranties and covenants shall be individual, joint and several.

Miscellaneous. The Pledgor consents to (a) any extension, postponement, renewal, modification and amendment of any Liability, (b) the release or discharge of all or any part of any security for the Liabilities, and (c) the release or discharge or suspension of any rights and remedies against any person who may be liable for the Liabilities. The Bank does not have to look to any other right, any other collateral, or any other person for payment before it exercises its rights under this Pledge. The Pledgor's obligations to the Bank under this Pledge are not subject to any condition. precedent or subsequent, and shall not be released or affected by any change in the composition or structure of the Pledgor or the Borrower, including a merger or consolidation with any other person or entity. If this Pledge is signed by more than one person, all are bound in solido. This Pledge is binding on the Pledgor and its heirs, successors and assigns, and is for the benefit of the Bank and its successors and assigns. The use of section headings does not limit the provisions of this Pledge.

Governing Law and Venue. This Pledge shall be governed by and construed in accordance with the laws of the State of Louisiana (without giving effect to its laws of conflicts), and to the extent applicable, federal law, except to the extent that the laws regarding the perfection and priority of security interests of the state(s) in which either the Pledgor or any property securing the Liabilities is located, are applicable. The Pledgor agrees that any legal action or proceeding with respect to any of its obligations under this Pledge may be brought by the Bank in any state or federal court located in the State of Louisiana. as the Bank in its sole discretion may elect. By the execution and delivery of this Pledge, the Pledgor submits to and accepts, for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of those courts. The Pledgor waives any claim that the State of Louisiana is not a convenient forum or the proper venue for any such suit, action or proceeding.

WAIVER OF SPECIAL DAMAGES. THE PLEDGOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. THE PLEDGOR AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE PLEDGOR AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.

PLEDGOR:

660 La Bauve Drive	Blackwater New Orleans, L.L.C
Westwego, LA 70094
By: Blackwater Midstream Corp., Sole Member

	By:	/s/ Dale Chatagnier
Name: Dale Chatagnier
Title: COO/Secretary

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